THIRD AMENDMENT TO
FOURTH AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT	WELLS FARGO RETAIL FINANCE, LLC, Agent

July 29, 2005

THIS THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Third Amendment”) is made in consideration of the mutual covenants contained herein and benefits to be derived herefrom to the Fourth Amended and Restated Loan and Security Agreement (the “Loan Agreement”) dated October 30, 2004 and effective as of October 31, 2004 among The Children’s Place Retail Stores, Inc. (the “Parent”) and each of the Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter individually and collectively, jointly and severally, as the “Borrowers”), with each of their chief executive offices located at 915 Secaucus Road, Secaucus, New Jersey 07094, on the one hand, and the financial institutions listed on the signature pages thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and Wells Fargo Retail Finance, LLC, as Agent, Wachovia Capital Finance Corporation (New England) formerly known as Congress Financial Corporation (New England), as Documentation Agent, and LaSalle Retail Finance, a Division of LaSalle Business Credit, LLC, as Co-Agent, on the other hand.

Background:

The Borrowers and the Lenders previously amended the Loan Agreement pursuant to a certain First Amendment dated December 31, 2004 and a Second Amendment dated April 12, 2005. At this time, the Borrowers and the Lenders desire to further amend the Loan Agreement. Accordingly, it is hereby agreed by and between the Borrowers and the Lenders, as follows:

1. Amendment to Article 1 of Loan Agreement: The following definitions are hereby amended to read as follows:

“Overadvance Amount” means up to $20,000,000.00 at any one time outstanding.

"Temporary Overadvance Facility" means a temporary revolving credit facility to be maintained by the Lenders listed on Schedule 2.1(b) hereto for the benefit of the Borrowers in an amount up to the Overadvance Amount, as set forth in Section 2.1(b).

2. Amendment to Article 2 of Loan Agreement: Section 2.1(b) of the Loan Agreement is amended to read as follows:

(b) Temporary Overadvance. Subject to the terms and conditions of this Agreement, in addition to the Advances to be made pursuant to Section 2.1(a), above, the Lenders listed on Schedule 2.1(b) hereto agree to make Advances (based on the percentages for each Lender listed on Schedule 2.1(b)), to Borrowers in an amount at any one time outstanding not to exceed an amount equal to the Overadvance Amount less the aggregate amount of all Advances outstanding under the Temporary Overadvance Facility.

(i) The Temporary Overadvance Facility shall be in place, effective, and available to the Borrower for the making of Advances thereunder commencing upon the execution of this Agreement through October 31, 2005.

(ii) Advances under the Temporary Overadvance Facility shall be made upon request by the Borrowers, in accordance with Section 2.1(e), below, and shall be available in up to three (3) tranches, the first two (2) in the amount of $7,000,000.00 each, and the last in the amount of $6,000,000.00.

(iii) Advances under the Temporary Overadvance Facility shall be secured by the Collateral and shall constitute Advances and Obligations hereunder. During the time that advances are outstanding under the Temporary Overadvance Facility, interest shall accrue on the aggregate outstanding balance of the Temporary Overadvance Facility at the LIBOR Rate plus 4.00 percent per annum.

(iv) The Borrowers shall pay to the Agent, for the pro rata benefit of each of the Lenders listed on Schedule 2.1(b), a fee in connection with the Temporary Overadvance Facility in the amounts, and at the times set forth in that certain Fee Letter of even date entered into by and between the Agent and the Borrowers.

(v) At all times that the Temporary Overadvance Facility is outstanding, the Borrowers shall submit to the Agent by 11:00 a.m. (Boston time) on Tuesday of each week, an updated Borrowing Base Certificate as of the close of business on the prior Saturday.

(vi) All Obligations outstanding under the Temporary Overadvance Facility shall be paid in full in immediately available funds, without demand, notice, or protest, on or before 5:00 p.m. (Boston time) on October 31, 2005.

3. Ratification of Loan Documents. No Claims against the Lenders:

(a) Except as provided herein, all terms and conditions of the Loan Agreement and of each of the other Loan Documents remain in full force and effect. The Borrowers hereby ratify, confirm, and re-affirm all terms and provisions of the Loan Documents.

(b) The Borrowers acknowledge and agree that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrowers under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrowers with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(c) The Borrowers hereby acknowledge and agree that the Borrowers have no offsets, defenses, claims, or counterclaims against the Lenders, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, or otherwise, and that if the Borrowers now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lenders, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Third Amendment, all of them are hereby expressly WAIVED, and the Borrowers hereby RELEASE the Lenders, and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

4. Miscellaneous:

(a) Terms used in this Third Amendment which are defined in the Loan Agreement are used as so defined.

(b) This Third Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement.

(c) This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d) Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Third Amendment.

(e) The Borrowers shall pay on demand all costs and expenses of the Lenders, including, without limitation, attorneys’ fees incurred by the Lenders in connection with the preparation, negotiation, execution, and delivery of this Third Amendment.

(f) In connection with the interpretation of this Third Amendment and all other documents, instruments, and agreements incidental hereto:

(i) All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of California and are intended to take effect as sealed instruments.

(ii) The captions of this Third Amendment are for convenience purposes only, and shall not be used in construing the intent of the Lenders and the Borrowers under this Third Amendment.

(iii) In the event of any inconsistency between the provisions of this Third Amendment and any of the other Loan Documents or other agreements entered into by and between the Lenders and the Borrowers, the provisions of this Third Amendment shall govern and control.

(g) The Lenders and the Borrowers have prepared this Third Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lenders and the Borrowers and shall not be construed against either party.

[Signatures Follow]

THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation

By: /s/ Hiten Patel
Name: Hiten Patel
Title: Senior Vice President,
Chief Financial Officer

THE CHILDREN’S PLACE SERVICES COMPANY LLC, a Delaware limited liability company
By:  /s/ Hiten Patel
Name: Hiten Patel
Title: Senior Vice President,
Chief Financial Officer

WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By: /s/ Erika Pfeifer
Name: Erika Pfeifer
Title: Account Executive,
Assistant Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND), a Massachusetts corporation, as Documentation Agent and as a Lender

By: /s/ Willis A. Williams
Name: Willis A. Williams
Title: Vice President

LASALLE RETAIL FINANCE,
a Division of LaSalle Business Credit, LLC, as Agent for Standard Federal Bank National Association
as Co-Agent and as a Lender

By: /s/ Matthew Potter
Name: Matthew Potter
Title: Assistant Vice President

WEBSTER BUSINESS CREDIT CORP.,

By: /s/ Evan Israelson
Name: Evan Israelson
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,

By: /s/ Manuel Borges
Name: Manuel Borges
Title: Vice President

Schedule 2.1(b)

Lender	Overadvance Commitment	Percentage
Wells Fargo Retail Finance, LLC	$7,000,000	35.0%
Wachovia Capital Finance Corporation	$5,200,000	26.0%
LaSalle Retail Finance	$4,000,000	20.0%
Webster Business Credit Corp.	$1,500,000	7.5%
The CIT Group/Business Credit, Inc.	$2,300,000	11.5%
Total	$20,000,000	100.0%